Exhibit 28 h(8)

Amendment

To

Transfer Agency Services Agreement

This Amendment To Transfer Agency Services Agreement, dated as of June 24, 2016 (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and CRM Mutual Fund Trust (the “Trust”).

Background

BNYM and the Trust previously entered into the Transfer Agency Services Agreement made as of August 1, 2005 and into amendments thereto listed on Exhibit B (“Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.           Modifications to Current Agreement.   The Current Agreement is hereby amended as follows:

(a)	Exhibit A shall be deleted in its entirety and replaced with the Exhibit A attached to Amendment to Transfer Agency Services Agreement, dated as of June 24, 2016, between BNYM and the Trust.

(b)	A new Exhibit B shall be added to the Current Agreement which reads in its entirety as set forth in the Exhibit B attached to Amendment to Transfer Agency Services Agreement, dated as of June 24, 2016, between BNYM and the Trust.

2.          Adoption of Amended Agreement by New Series.   Each Series that has been added to Exhibit A by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Series prior to the date first written above, as of the date BNYM first provided services to the Series, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Series” has the same meaning in this Amendment as it has in the Original Agreement.

3.          Remainder of Current Agreement.   Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.          Governing Law.   The governing law of the Current Agreement shall be the governing law of this Amendment.

5.          Entire Agreement.   This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6.          Facsimile Signatures; Counterparts.     This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The

Exhibit 28 h(8)

exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ William Blatchford

Name: William Blatchford

Title: Managing Director

CRM Mutual Fund Trust
On behalf of each Series in its individual and separate capacity, and not on behalf of any other Series

By: /s/ Carlos Leal

Name: Carlos Leal

Title: CFO

Exhibit 28 h(8)

EXHIBIT A

(Dated: June 24, 2016)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of August 1, 2005 between BNY Mellon Investment Servicing (US) Inc. and CRM Mutual Fund Trust.

Series

Small Cap Value

(Investor Class and Institutional Class share classes)

Mid Cap Value

(Investor Class and Institutional Class share classes)

Small/Mid Cap Value

(Investor Class and Institutional Class share classes)

Large Cap Opportunity

(Investor Class and Institutional Class share classes)

All Cap Value

(Investor Class and Institutional Class share classes)

Global Opportunity Fund*

(Investor Class and Institutional Class share classes)

International Opportunity Fund

(Investor Class and Institutional Class share classes)

Long Short Opportunities Fund**

(Institutional Class share class)

*Closed December 9, 2015. Will not appear on future Exhibit A.

**Opens to the public July 18, 2016.

Exhibit 28 h(8)

EXHIBIT B

(Dated as of June 24, 2016)

THIS EXHIBIT B is Exhibit B to that certain Transfer Agency Services Agreement dated as of August 1, 2005 between BNY Mellon Investment Servicing (US) Inc. and CRM Mutual Fund Trust.

Name	Date
Amended and restated Exhibit A	11/9/2005
Amended and restated Exhibit A	11/24/2006
Amendment to Transfer Agency Services Agreement	07/30/2007
Amended and restated Exhibit A	11/27/2007
Amended and Restated Transfer Agency Services Fees	06/01/2008
Amendment No. 5 to the Transfer Agency Services Agreement	06/01/2008
Amended and restated Exhibit A	12/22/2008
Red Flag Services Amendment	05/01/2009
Amendment to Amended and Restated Transfer Agency Services Fees	05/01/2009
Amendment to Transfer Agency Services Agreement	05/01/2011
Amendment to Transfer Agency Services Agreement	05/01/2012
Amendment to Transfer Agency Services Agreement	06/01/2014
Amendment to Transfer Agency Services Agreement	06/24/2016